UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: December 31, 2013

ALAS AVIATION CORP.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

000-28562	94-2857548
(Commission File Number)	(I.R.S. Employer Identification No.)

2741 Lemon Grove Ave, Lemon Grove, CA 91945
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 724-3355

               (fka LMK Global Resources, Inc.)
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Entry into a Share Exchange Agreement

On December 31, 2013, Alas Aviation entered into a Share Exchange Agreement (the “Share Exchange”) with OELC, LLC, a Delaware limited liability company (“OELC”) with its wholly owned subsidiary Énergie, LLC (“Énergie” or the, “Company”). These interests in OELC are being exchanged for 33,000,000 fully paid non-assessable shares of Alas. Following closing of the Share Exchange Agreement, Alas Aviation will hold 100% of the financial and governance rights of OELC and through its ownership of OELC, 100% of the operating subsidiary, Énergie.

Énergie was founded in 2001 focused on providing specialized interior lighting solutions to the architecture and interior design markets.  The Company is headquartered in Wheat Ridge, Colorado and also maintains a production and assembly facility in Zeeland, Michigan. Énergie’s business is based upon the Company’s partnership with various European suppliers of disruptive highly efficient LED lighting technology.  The Company is capitalizing on these European lighting companies’ desire to penetrate the North American markets by solving many of the problems these designers encounter when approaching these markets.  These obstacles include designs that do not meet UL/CUL standards and building codes, the need to provide appropriate marketing and product information and specifications, among others. Énergie’s business strategy is to enter into exclusive sales agreements with European suppliers that have unique lighting products; and to bridge the divide between North American architects’ and designers’ desired access to innovative European products and European manufacturers’ desire to find a cost effective way to penetrate the North American markets for their products.  As these European partners are continually developing new products, Énergie has the right to launch such products in North America.  In many cases, Énergie’s partners will co-fund the upfront costs associated with the launching of new products.

The closing of the Share Exchange Agreement is conditioned upon certain, limited customary representations and warranties as well as conditions to close such as the total issued and outstanding shares of Alas being limited to 51,000,000 issued and outstanding post closing as well as completion of a PCAOB financial audit.  Following the closing of the Share Exchange Agreement, intend to continue OELC and Énergie’s historical businesses and proposed businesses. Our historical business and operations will continue independently through Énergie as a wholly owned subsidiary.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change. We intend to change our name to Excellux, Inc. to reflect the change in focus of our business.  The new CUSIP number will be [____].  We intend to submit the notification and certain other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change.  At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

There will be no mandatory exchange of stock certificates.  Following the name change the share certificates which reflect our prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Corporate Stock Transfer, Inc., telephone 303-777-7363.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 5.02  Election of Directors; Appointment of Principal Officers

Frank Dreschler, our sole director and officer intends to resign his positions with our company upon closing or within 10 days of the filing of a Form 14-f under the terms of the Share Exchange Agreement when new officers and directors of our company will be appointed.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements -

b) Exhibits

10.1 Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2013

ALAS AVIATION CORP.

By:	/s/ Frank Drechsler
Frank Drechsler President (Principal Executive Officer)